                                                                                         Exhibit 9

Keyport Life Insurance Company

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

Re: Registration Statement on Form N-4

Gentlemen and Ladies:

I have acted as counsel to Keyport Life Insurance Company (the "Company") in connection with the above-captioned registration statement (the "Registration Statement") with respect to the registration of certain annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving this opinion, I have examined the Registration Statement and have examined such other documents and perceived such questions of Rhode Island law as I considered necessary and appropriate.

Based on such examination and review it is my opinion that:
1.	The Company is a corporation duly organized and validly existing under the laws of the state of Rhode Island.

2.	The Contracts when issued in the manner described in the Registration Statement will be validly issued and will represent binding obligations of the Company and the Account under Rhode Island law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Elizabeth B. Love

Elizabeth B. Love

Attorney

March 6, 2003